Exhibit 23.3


                             ANDRE M. PAUWELS P.GEO

                              CONSULTING GEOLOGIST


                                December 24, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549

Letter of consent

Re: MADRONA VENTURES INC.  - Form SB-2 Registration Statement

Dear Sirs:

I hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement of the following report authored by me:

     * EVALUATION REPORT - TELLURIC GOLD PROPERTY - Tenure No's: 518818 , 518828, British Columbia, Canada - for MADRONA VENTURES INC. by Andre
          M. Pauwels, P.Geo - dated: May 11, 2006.

In addition, I also consent to the reference to myself included under the heading "Experts" in this Registration Statement.

                                   Sincerely,

                                   /s/ Andre M Pauwels
                                   ------------------------------
                                   Andre M Pauwels P.Geo



                   Phone: 604 240 8560 * andrepauwels@shaw.ca
               4900 Mariposa COURT * Richmond BC CANADA * V7C 2J9